Exhibit 99.1

 First Quarter 2020Investor Presentation

 sensient.com  FORWARD-LOOKING STATEMENTS  This document contains forward-looking statements that reflect management’s current assumptions and estimates of future economic circumstances, industry conditions, Company performance, and financial results. Forward-looking statements include statements in the future tense, statements referring to any period after March 31, 2020, and statements including the terms “expect,” “believe,” “anticipate,” and other similar terms that express expectations as to future events or conditions. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the ongoing COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers and suppliers, the availability and cost of raw materials and other supplies, logistics and transportation, governmental regulations and restrictions and general economic conditions; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts and acquisition and divestiture activities; the success of the Company’s efforts to explore strategic alternatives for certain non-core product lines; the effectiveness of the Company’s past restructuring activities; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

 sensient.com  NON-GAAP FINANCIAL MEASURES  Within this document, the Company reports certain non-GAAP financial measures, including (1) adjusted revenue, adjusted operating income, adjusted net earnings, and adjusted diluted EPS (which exclude the results of the product lines to be divested and the divestiture and other related costs), (2) percentage changes in revenue, operating income, diluted earnings per share, and adjusted EBITDA on an adjusted local currency basis (which eliminate the effects that result from translating its international operations into U.S. dollars, the results of product lines to be divested, and the divestiture and other related costs), and (3) adjusted EBITDA (which excludes non-cash share based compensation expense, the results of the product lines to be divested and the divestiture and other related costs). The Company has included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this report. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends. The Company believes this information can be beneficial to investors for these same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies. Refer to “Non-GAAP Financial Measures” at the end of this document and on our website at www.sensient.com for reconciliations and additional information.

 sensient.com  Over 135 years of Industry Leadership  Established in 1882 as Meadow Springs Distillery Evolved into Universal Foods as a diversified food and ingredients company Name changed to Sensient Technologies Corporation in 2000Today, we are a provider of advanced technologies, serving markets with strong growth profiles through delivery of customized solutions for food and beverages, pharmaceutical, personal care, and other applications.

 sensient.com  Innovative Technologies Creating Unique Solutions   Applications expertise and solutions-based sellingHigh impact relative to costTechnically-driven products that are difficult to replaceStrong consumer trendsOpportunities to grow organically and through M&A

 sensient.com  Focusing our portfolio and strengthening our commitment to the end markets  Investing in core focus areas of Flavors and Extracts, Natural Ingredients, Food and Pharmaceutical Colors, and Personal Care Divesting non-core product lines (inks, fragrances, and fruit prep product lines) where Sensient lacks scale to competeThe sale of these product lines solidifies our focus on core strategic businesses and improves the Company’s future growth profile

 2019 Revenue: $118MCore Areas of Focus: Flavors and Colors for food and beverage  Color Group  Flavors and Fragrances Group  Asia Pacific Group  2019 Revenue: $535M Core Areas of Focus: Food and Pharmaceutical Colors and Personal Care   Global Revenue by Group  * 2019 Global Revenues include intercompany sales which are eliminated on a consolidated basis.   2019 Revenue: $700MCore Areas of Focus: Flavors and Extracts, Natural Ingredients, and Other Flavor Ingredients

 sensient.com  Global market leaderNatural color innovatorUnmatched innovation & applications expertise  Color Group

Color Overview



2019 Revenue $535 Million

Food & Beverage and Pharmaceutical

63% of 2019 Segment Revenue

LC Revenue Change
Q1 '20 +4.3%

- Market trend toward natural colors in food and beverage
- Unique value proposition for Pharmaceutical customers includes colors, flavors, coatings, and extracts

Personal Care

30% of 2019 Segment Revenue

LC Revenue Change
Q1 '20 (0.2%)

- Demand for innovative products with multiple benefits
- Product line includes formulation aides and ingredients for color cosmetics, hair care, and skin care

Inks

7% of 2019 Segment Revenue

LC Revenue Change
Q1 '20 (9.9%)

- Targeted for Divestiture

SENSIENT®

** Local-currency (LC) revenue is a Non-GAAP metric, please see our GAAP to Non-GAAP Reconciliation at the end of this document.*

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 sensient.com  Flavors and Fragrances Group  Broad product offeringUnique ability to service global, regional, and local customersLeading technology platformsUnmatched applications expertise

 sensient.com  Flavors and Fragrances Overview  Flavors, Extracts and Flavor Ingredients  54% of 2019 Segment Revenue      LC Revenue ChangeQ1 ’20 (0.8%)  Opportunities for on trend products with extracts, taste modulation and natural flavors  Natural Ingredients  31% of 2019 Segment Revenue      LC Revenue ChangeQ1 ’20 +12.5%  Leading provider of dehydrated onion, garlic, and other products  Yogurt Fruit Prep  3% of 2019 Segment Revenue      LC Revenue ChangeQ1 ’20 (6.8%)  Targeted for Divestiture  2019 Revenue $700 Million  Fragrances  12% of 2019 Segment Revenue      LC Revenue ChangeQ1 ’20 (1.0%)  Targeted for Divestiture  * Local-currency (LC) revenue is a Non-GAAP metric, please see our GAAP to Non-GAAP Reconciliation at the end of this document.

 sensient.com  Asia Pacific Group  Sensient’s sales of flavors and colors for Food & Beverage in the Asia Pacific markets are reported as a separate segment since it is managed on a geographic basisManufacturing capabilities in Australia, New Zealand, China, Japan, Philippines, Thailand, and India; R&D capabilities in Singapore, Thailand, and ChinaAnnual revenues of $118 million and operating income of $19 million in 2019Strong long-term growth potential

 sensient.com  2020 Q1 Highlights  Color Group had higher sales of Food & Beverage and Pharmaceutical colors in the quarterPersonal Care sales were relatively flat with declines in Asia and North America as a result of COVID-19, and overall lower demand for make-upFlavors & Fragrances Group sales were up driven by strong sales in Natural Ingredients and continued growth in finished flavors and extracts Flavor ingredients were down, but improving compared to last yearAsia Pacific Group delivered high-single digit revenue and double-digit profit growth

 sensient.com  2020 Q1 Consolidated Results    Q1  Local Currency Adjusted Revenue*  3.1%  Local Currency Adjusted Operating Income*  (7.2%)  Local Currency Adjusted Diluted EPS*  (5.1%)  Local Currency Adjusted EBITDA*   (4.5%)  Q1 consolidated revenue increased due to higher sales in Natural Ingredients, Food & Beverage natural colors, Pharmaceutical, finished flavors and extracts, and overall strength in the Asia Pacific Group. Q1 consolidated operating income was down versus prior year due to Natural Ingredients raw material costs, lower volume in cosmetic ingredients within Personal Care, and the ongoing impact of our 2019 inventory reduction efforts.  * Local-currency adjusted revenue, adjusted operating income, adjusted diluted EPS, and adjusted EBITDA are Non-GAAP metrics, please see our GAAP to Non-GAAP Reconciliation at the end of this document and on our website at www.sensient.com.

 sensient.com  2020 Segment Results  Local Currency Adjusted Revenue*      Q1  Color  2.8%  Flavors & Fragrances  3.6%  Asia Pacific  8.5%  Color Group first quarter revenue increased due to continued growth in natural colors and Pharmaceutical. Operating income increased slightly in the first quarter as the contributions from growth in Food & Beverage and Pharmaceutical were offset by profit declines in Personal Care, substantially due to COVID-19.Flavors & Fragrances Group reported higher revenue in the quarter as a result of solid sales in Natural Ingredients and a continued increase in sales of finished flavors and extracts. Operating income was down due to lower volumes tied to inventory reductions and higher raw material costs in Natural Ingredients.Asia Pacific Group first quarter revenue increased due to overall strong demand and limited impact of COVID-19 on the Group. Operating income was up due to higher volume.  Local Currency Adjusted Operating Income*      Q1  Color  0.3%  Flavors & Fragrances  (14.5%)  Asia Pacific  19.2%  * Local-currency adjusted revenue and adjusted operating income are Non-GAAP metrics, please see our GAAP to Non-GAAP Reconciliation at the end of this document.

Capital Allocation



DOLLARS IN MILLIONS
$350
$300
$250
$200
$150
$100
$50
$-
2014
2015
2016
2017
2018
2019
$137
$48
$79
$177
$48
$80
$8
$50
$50
$81
$25
$87
$54
$56
$9
$77
$57
$51
$31
$62
$39
$87
Share Repurchase
Dividends
Capital Expenditures
Acquisitions
Debt Repayments

Prioritize ROI capital projects

Maintain dividend payout ratio

Debt reduction to maintain targeted leverage

Maintain financial flexibility to pursue M&A

Excess capital returned to shareholders through opportunistic share repurchases

SENSIENT

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2020 Financial Outlook



	Previous Guidance		Current Guidance	
Diluted EPS (GAAP)	**$1.85**	**$2.15**	**$1.85**	**$2.15**
Divestiture & Other Costs and Operational Result of Divested Operations	0.75	0.65	0.65	0.55
Foreign Currency Impact	-	-	0.10	0.10
Adjusted Diluted EPS in Local Currency	**$2.60**	**$2.80**	**$2.60**	**$2.80**

Metric	Guidance	
Adjusted Local Currency Revenue	Low to mid-single digit growth	• Excludes revenue of product lines to be divested
Adjusted Operating Income	Flat to down low-single digits	• Excludes divestiture and other related costs • Excludes results of operations of product lines to be divested • Lower than prior year due to higher non-cash stock compensation expense
Adjusted EBITDA	Low to mid-single digit growth	• Excludes divestiture and other related costs • Excludes results of operations of product lines to be divested

The 2020 outlook, on an adjusted basis, provided above excludes the results of operations for the product lines we are planning to divest. Because it is uncertain when these divestitures will be consummated, it is difficult to predict their impact to our full year results.

For reference, the product lines identified to be divested represented approximately $140 million in 2019 annual revenue and approximately $2 million of 2019 annual operating income.

SENSIENT®

Local-currency adjusted revenue, adjusted operating income, adjusted diluted EPS, and adjusted EBITDA are Non-GAAP metrics, please see our GAAP to Non-GAAP Reconciliation at the end of this document and on www.sensient.com.

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sensient.com  Why Invest?  Strong competitive position‘Sticky’ business (& low portion of customer costs)Global presenceExposure to stable and growing marketsFocused on improving returns and on growth

 sensient.com  Non-GAAP Financial Measures  EPS Calculations may not foot due to rounding differences

 sensient.com  Non-GAAP Financial Measures (Cont’d)  * Local-currency revenue, adjusted revenue, operating income, adjusted operating income, diluted EPS, and adjusted EBITDA are Non-GAAP metrics, please see our GAAP to Non-GAAP Reconciliation at www.sensient.com.

 sensient.com  Non-GAAP Financial Measures (Cont’d)

 sensient.com  Q1 Divested Operations

 sensient.com